UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 19, 2014 (February 14, 2014)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On February 14, 2014, John Ballantine, Chairman of the Board of Directors of Healthways, Inc. (the "Company"), received a letter from Thomas G. Cigarran notifying the Company that Mr. Cigarran was resigning, effective immediately, from the Company's Board of Directors.  At the time of his resignation, Mr. Cigarran was not serving on any committee of the Company's Board of Directors. In his resignation letter, Mr. Cigarran stated that he is resigning based on general disagreements with the Company and other Board members with regard to the Company's focus and direction. A copy of Mr. Cigarran's letter is attached as Exhibit 17.1.
The Company has provided Mr. Cigarran with a copy of the disclosures contained in this Report no later than the date on which this Report is being filed with the Securities and Exchange Commission. The Company has also provided Mr. Cigarran with the opportunity to furnish the Company with a letter stating whether he agrees or disagrees with the statements made in this report and, if he disagrees, the respects in which he disagrees.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
Exhibit 17.1	Letter from Thomas G. Cigarran to John Ballantine, dated February 14, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer
Date:  February 19, 2014

EXHIBIT INDEX
Exhibit 17.1	Letter from Thomas G. Cigarran to John Ballantine, dated February 14, 2014